SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                              FORM 8-K

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported): July 1, 1994 . . . . . . . . . . . .


                    SAN DIEGO GAS & ELECTRIC COMPANY
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         (Exact name of registrant as specified in its charter)



        CALIFORNIA                  1-3779                   95-1184800
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other jurisdiction of   (Commission          (I.R.S. Employer
incorporation or organization)    File Number)      Identification No.)



101 ASH STREET, SAN DIEGO, CALIFORNIA                             92101
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)                     (Zip Code)



                                                         (619) 696-2000
Registrant's telephone number, including area code  . . . . . . . . . .




. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Former name or former address, if changed since last report.)

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                          FORM 8-K


Item 5.  Other Events

On July 1, 1994 a California Public Utilities Commission Administrative Law Judge issued a preliminary decision approving the Base Rates component of SDG&E's Performance-Based Ratemaking Plans. Additional information is included in the attached press release.

On July 5, 1994, SDG&E announced a series of writedowns related to non-earning assets of the utility and its subsidiaries for the second quarter. The total amount of the one-time charges is approximately $80 million after-tax or $0.67 per common share. Additional information is included in the attached press release.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

28.1  July 5, 1994 San Diego Gas & Electric Company Press Release

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                              SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SAN DIEGO GAS & ELECTRIC COMPANY
                                                 (Registrant)



                                By:           /s/ F. H. Ault
                                   -----------------------------------------
                                   F. H. Ault, Vice President and Controller